As filed with the Securities and Exchange Commission on April 23, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

form s-8

registration statement UNDER THE SECURITIES ACT OF 1933

GLOBANT S.A.
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

37A, Avenue J.F. Kennedy L-1855, Luxembourg Grand Duchy of Luxembourg
(Address, including zip code, of Principal Executive Offices)

GLOBANT S.A. 2024 EQUITY INCENTIVE PLAN

(Full title of the plan)
Globant, LLC 875 Howard Street, Suite 320 San Francisco, CA 94103 Attn.: Luciano Grando (786) 841-1898	Christopher C. Paci Stephen P. Alicanti DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500
(Name, address, telephone number, including area code, of agent for service)	(Copies to)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of an additional 2,000,000 common shares, nominal value $1.20 per share (the “Common Shares”), of Globant S.A. (the “Registrant”). The Common Shares are securities of the same class and relate to the same employee benefit plan, the Globant S.A. 2024 Equity Incentive Plan, as amended, as those registered pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-281049), filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 26, 2024 (the “Prior Registration Statement”). In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except that provisions contained in Part II of such Prior Registration Statement are modified as set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Commission are incorporated herein by reference:

(a)            Annual Report on Form 20-F (File No. 001-36535) for the year ended December 31, 2025, filed with the Commission on February 27, 2026;

(b)            Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on February 26, 2026 (only with respect to the unaudited consolidated statements of comprehensive income, unaudited consolidated statements of financial position, unaudited selected cash flow data, unaudited supplemental non-IFRS financial information and unaudited schedule of supplemental information contained in the press release attached as Exhibit 99.1) and March 27, 2026; and

(c)            The description of the Common Shares contained in the Registration Statement on Form 8-A (File No. 001-36535), filed with the Commission on July 11, 2014, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Registrant to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the initial filing date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document that also is deemed to be incorporated by reference in this Registration Statement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Amended Articles of Association, dated February 20, 2026 (incorporated by reference to Exhibit 1.1. to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025 filed by the Registrant on February 27, 2026)
5.1	Opinion of Arendt & Medernach S.A., Luxembourg counsel for the Registrant, regarding the legal validity of the Common Shares being registered on this Registration Statement
23.1	Consent of Arendt & Medernach S.A. (contained in Exhibit 5.1)
23.2	Consent of Price Waterhouse & Co. S.R.L.
24.1	Power of Attorney (included on signature page)
99.1	Globant S.A. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8, dated July 26, 2024 (File No. 333-281049))
99.2	Amendment No. 1 to the Globant S.A. 2024 Equity Incentive Plan
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buenos Aires, Argentina, on April 23, 2026.

GLOBANT S.A.

By:	/s/ Juan Ignacio Urthiague
Juan Ignacio Urthiague
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Martín Migoya, Martín Gonzalo Umaran and Juan Ignacio Urthiague as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement on Form S-8 (including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martín Migoya	Chairman of the Board and	April 23, 2026
Martín Migoya	Chief Executive Officer (Principal Executive Officer)

/s/ Juan Ignacio Urthiague	Chief Financial Officer	April 23, 2026
Juan Ignacio Urthiague	(Principal Financial Officer)

/s/ Yanina Maria Conti	Chief Accounting Officer	April 23, 2026
Yanina Maria Conti	(Principal Accounting Officer)

/s/ Martín Gonzalo Umaran	Director and Chief Corporate Development Officer	April 23, 2026
Martin Gonzalo Umaran	and President for EMEA

/s/ Guibert Andrés Englebienne	Director and President of Globant X and Globant	April 23, 2026
Guibert Andrés Englebienne	Ventures – President for Latin America

/s/ Francisco Álvarez-Demalde	Director	April 23, 2026
Francisco Álvarez-Demalde

/s/ Linda Rottenberg	Director and Lead Independent Director	April 23, 2026
Linda Rottenberg

/s/ Maria Pinelli	Director	April 23, 2026
Maria Pinelli

/s/ Andrea Mayumi Petroni Merhy	Director	April 23, 2026
Andrea Mayumi Petroni Merhy

/s/ Andrew McLaughlin	Director	April 23, 2026
Andrew McLaughlin

/s/ Alejandro Nicolás Aguzin	Director	April 23, 2026
Alejandro Nicolás Aguzin

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in the City of New York, State of New York, on April 23, 2026.

/s/ Luciano Grando
Name:	Luciano Grando
Title:	Authorized Representative in the United States

2